EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Stacy Feit
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(213) 486-6549

ASHFORD PRIME PRICES REQUIRED AND PREVIOUSLY
DISCLOSED SMALL PUBLIC OFFERING OF CONVERTIBLE
PREFERRED STOCK

DALLAS, April 26, 2016 -- Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime” or the “Company”) announced today that it has priced its underwritten public offering of 290,850 shares of Series B Cumulative Convertible Preferred Stock (the “Preferred Stock”) at $17.24 per share, which includes accrued and unpaid dividends since April 15, 2016. Dividends on the Preferred Stock will accrue at a rate of 5.50% on the liquidation preference of $25.00 per share. Settlement of the offering is expected to occur on April 29, 2016. There is no option for the underwriters to purchase any additional shares as part of this offering.
The Company conducted the sale of the Preferred Stock pursuant to a contractual obligation incurred by the Company in its initial private placement of $65 million of Series A Cumulative Convertible Preferred Stock in June 2015 (which was subsequently exchanged for Series B Cumulative Convertible Preferred Stock), and as discussed in the Company’s filing with the Securities and Exchange Commission on December 10, 2015. The purpose of the small capital raise was to enable the Company to list the Preferred Stock on the New York Stock Exchange in satisfaction of this obligation. Ashford Prime intends to use the net proceeds of this Preferred Stock offering for general corporate purposes, which may include repurchasing common stock pursuant to the $50 million stock repurchase program that the Company recently announced in connection with the conclusion of the Company’s strategic review process.
FBR Capital Markets & Co. acted as the sole bookrunner for the offering.
The Preferred Stock will be issued and sold pursuant to an effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission. Copies of the prospectus supplement for the offering may be obtained on the website of the Securities and Exchange at www.sec.gov, or by contacting: FBR Capital Markets & Co., Attention: Syndicate Prospectus Department, 1300 North 17th Street, Suite 1400, Arlington, Virginia 22209, Telephone: 703-312-9726, Email: prospectuses@fbr.com.
Ashford Hospitality Prime is a real estate investment trust (REIT) focused on investing in luxury hotels located in resort and gateway markets.
This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering of these securities may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Prime’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Prime’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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